                               ROSS STORES, INC.
                            FISCAL 1999 FORM 10-K

                                  EXHIBIT 10.9

                           FOURTH AMENDED AND RESTATED
                                ROSS STORES, INC.

                           1988 RESTRICTED STOCK PLAN

                        (EFFECTIVE AS OF MARCH 16, 2000)

         1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

              1.1 ESTABLISHMENT. The Third Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan is hereby amended and restated in its entirety as the Fourth Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan (the "PLAN") effective as of March 16, 2000 (the "EFFECTIVE DATE").

              1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward selected employees of the Participating Company Group and by motivating such persons to contribute to the success of the Participating Company Group.

              1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements pursuant to which such shares were granted have lapsed.

         2.   DEFINITIONS AND CONSTRUCTION.

              2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a) "AWARD" means any award of Stock under the Plan.

                  (b) "AWARD AGREEMENT" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of an Award granted to the Participant.

                  (c) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                  (d) "CHANGE IN CONTROL" means the occurrence of any of the following:

                      (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then-outstanding voting stock; or

                      (ii) an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or, in the event of a sale of assets, of the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"); or

                      (iii) a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                  (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                  (f) "COMMITTEE" means the Compensation Committee or other committee of one or more members of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                  (g) "COMPANY" means Ross Stores, Inc., a Delaware corporation, or any successor corporation thereto.

                  (h) "EMPLOYEE" means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

                  (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (j) "INSIDER" means an officer of the Company, member of the Board or any other person whose transactions in Stock are subject to
Section 16 of the Exchange Act.

                  (k) "NON-EMPLOYEE DIRECTOR" means a Director who (i) is not a current employee or officer of a Participating Company; (ii) does not receive compensation, either directly or indirectly, from a Participating Company for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act ("REGULATION S-K"); (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

                  (l) "OWNERSHIP CHANGE EVENT" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or
(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

                  (m) "PARENT CORPORATION" means any present or future
"parent corporation" of the Company, as defined in Section 424(e) of the Code.

                  (n) "PARTICIPANT" means a person who has been granted one or more Awards.

                  (o) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

                  (p) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                  (q) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                  (r) "SERVICE" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a member of the Board or a consultant or advisor, unless otherwise provided in the Participant's Award Agreement. Unless otherwise provided in a Participant's Award Agreement, the Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company; provided, however, that unless otherwise designated by the Board or required by law, a leave of absence shall not be treated as Service for purposes of determining the Vesting under the Participant's Award Agreement. The Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                  (s) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                  (t) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                  (u) "VEST, " "VESTED" and "VESTING" refer to the right of a Participant, earned through continued Service and/or satisfaction of other conditions specified by the Plan or the Board to hold the securities acquired pursuant to an Award free of any substantial risk of forfeiture.

              2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

         3.   ADMINISTRATION.

              3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

              3.2 AUTHORITY OF OFFICERS. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

              3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

                  (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

                  (b) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical);

                  (c) to approve one or more forms of Award Agreement;

                  (d) to amend or modify any Award Agreement or to waive any restrictions or conditions applicable to any Award;

                  (e) to accelerate, continue, extend or defer the Vesting of any shares acquired under the Plan, including with respect to the period following a Participant's termination of Service;

                  (f) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

                  (g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

              3.4 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. For this purpose, the Board may delegate authority to administer the Plan to a Committee composed solely of two or more Non-Employee Directors.

              3.5 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

         4.   SHARES SUBJECT TO PLAN.

              4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be fourteen million six hundred thousand (14,600,000)(1) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If shares of Stock issued pursuant to the Plan are reacquired by the Company under the terms of the Plan, such shares of Stock shall again be available for issuance under the Plan.

              4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, combination, exchange of shares, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Award. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Awards to provide that such Awards shall be for New Shares. In the event of any such amendment, the number of shares subject to the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this
Section 4.2 shall be rounded down to the nearest whole number. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

         5.   ELIGIBILITY.

              Awards may be granted only to Employees. Awards are granted solely at the discretion of the Board. Eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

         6.   TERMS AND CONDITIONS OF AWARDS.

              Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Board shall from time to time establish. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              6.1 PAYMENT FOR SHARES. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to an Award, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit, as determined by the Board in its discretion; provided, however, that to the extent that newly issued shares of Stock are awarded to

------------------
(1) As adjusted through the two-for-one stock split effective on September 12, 1999.

a Participant, the Participant shall have provided past services to a Participating Company or for its benefit having a value not less than the par value of such shares.

              6.2 VESTING AND RESTRICTIONS ON TRANSFER. Shares of Stock issued pursuant to any Award shall Vest upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, if any, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period (the "RESTRICTION PERIOD") in which shares acquired pursuant to an Award have not Vested, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section
6.5. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

              6.3 VOTING RIGHTS; DIVIDENDS. Except as provided in this Section and Section 6.2, during the Restriction Period applicable to shares acquired by a Participant pursuant to an Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Vesting conditions as the shares subject to the Award with respect to which the dividends or distributions were paid.

              6.4 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided in the grant of an Award to a Participant and set forth in the Award Agreement evidencing such Award or unless otherwise provided in an employment agreement between a Participating Company and the Participant, if a Participant's Service with the Participating Company Group terminates for any reason, whether voluntary or involuntary (including as a result of the Participant's death or disability), then the Participant shall forfeit to the Company and the Company shall automatically reacquire without any payment therefor to the Participant any and all shares acquired by the Participant pursuant to the Award which have not Vested as of the date of the Participant's termination of Service.

              6.5 NONTRANSFERABILITY OF AWARD RIGHTS. Rights to acquire shares of Stock pursuant to an Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

              6.6 TAX WITHHOLDING.

                  (a) IN GENERAL. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Award Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

                  (b) WITHHOLDING IN SHARES. The Board may permit a Participant to satisfy all or any portion of the Participating Company Group's tax withholding obligations by requesting the Company to withhold a number of whole, Vested shares of Stock otherwise deliverable to the Participant pursuant to the Award or by tendering to the Company a number of whole, Vested shares of Stock acquired pursuant to the Award or otherwise having in any such case a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

         7.   STANDARD FORM OF AWARD AGREEMENT.

              7.1 RESTRICTED STOCK AGREEMENT. Unless otherwise provided by the Board at the time an Award is granted, each Award shall comply with and be subject to the terms and conditions set forth in the form of Restricted Stock Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

              7.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any standard form of Restricted Stock Agreement described in this Section 7 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Restricted Stock Agreement are not inconsistent with the terms of the Plan.

         8.   EFFECT OF CHANGE IN CONTROL.

              In the event of a Change in Control, the Vesting of shares subject to each then outstanding Award held by a Participant whose Service has not terminated prior to the date of the Change in Control shall be accelerated in full effective as of the date of the Change in Control.

         9.   COMPLIANCE WITH SECURITIES LAW.

              The issuance of shares of Stock pursuant to an Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Shares of Stock may not be issued if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the grant of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         10.  TERMINATION OR AMENDMENT OF PLAN.

              The Board may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's stockholders, there shall be no amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant.

         11.  MISCELLANEOUS PROVISIONS.

              11.1 PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders so long as the Participant remains a stockholder.

              11.2 RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 or another provision of the Plan.

              11.3 RIGHTS AS EMPLOYEE, CONSULTANT OR BOARD MEMBER. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, a member of the Board or a consultant or advisor, or interfere with or limit in any way the right of a Participating Company to terminate the Participant's Service at any time.

              11.4 CONTINUATION OF PRIOR VERSIONS OF THE PLAN AS TO OUTSTANDING AWARDS. Notwithstanding any other provision of the Plan to the contrary, each Award outstanding prior to the Effective Date shall continue to be governed by the terms of the applicable version of the Plan as in effect on the date of grant of such Award. For purposes of the preceding sentence, such prior versions of the Plan include the Ross Stores, Inc. 1988 Restricted Stock Plan adopted on March 14, 1988; the Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan adopted on March 17, 1989; the Second Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan adopted on March 18, 1991; and the Third Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan adopted on March 16, 1992.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Fourth Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan as duly adopted by the Board on March 16, 2000.



                                          ------------------------------------
                                          Secretary